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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  We hereby consent to the use of our report dated January 31, 2001 (except for Note 14, as to which the date is February 23, 2001) relating to the consolidated financial statements of Golden Isles Financial Holdings, Inc. included in the Registration Statement on Form S-4 and to the reference of our Firm under the caption "Experts" in the Prospectus/Proxy Statement.


                                              /s/ Mauldin & Jenkins

                                              MAULDIN & JENKINS



Albany, Georgia
May 1, 2001